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U. S. Securities And Exchange Commission
Washington, D.C. 20549









                                 Form 8-K






Current Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): January 13, 1998


Commission File Number 1-8612





                           Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-3251481


                              Telephone number (800)257-0902

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Item 7. Financial Statements and Exhibits

     Ameritech extended its record of double-digit profit growth to five consecutive years and 17 consecutive quarters, as it reported fourth-quarter and full-year 1997 results today.

     Fourth-quarter earnings per share grew 12% to 56 cents, up from 50 cents a year ago, before one-time items, and earnings increased 10.5% to a record $610 million, compared with $552 million in the fourth quarter of 1996. Revenues climbed 6.8% to $4.15 billion in the quarter, up from $3.88 billion in the fourth quarter of 1996.

     For the year, Ameritech's earnings per share also increased 12% to $2.14, up from $1.91 in 1996, before one-time items, and earnings grew 10.9% to a record $2.35 billion, up from $2.12 billion. Revenues advanced 7.2% in 1997 to $16.0 billion, compared with $14.92 billion in 1996. Earnings per share figures for the quarter and the year have been adjusted to reflect Ameritech's two-for-one stock split effective at year-end 1997.

     Ameritech's growth was powered by strong volume and customer gains:

   o 27% annual growth in cellular customers to 3.2 million. Ameritech added 665,000 cellular customers in 1997, the best one-year increase in the company's history.

   o 17% annual growth in sales of call management services such as Caller ID, call waiting and voice messaging.

   o 31% annual increase in paging customers to 1.5 million.

   o 8.1% annual growth in network access minutes of use.

   o 4.3% annual increase in access lines to 20.5 million-including a 12.2% increase in additional lines, a 45% increase in ISDN lines and a 20% increase in high capacity lines.

   o security monitoring customers more than doubled over the past year and now exceed 1 million.

     During the fourth quarter, Ameritech advanced its growth strategies through these actions:

   o Reached agreement to become a strategic partner in Tele Danmark through an investment of $3.2 billion for a 42% stake. Tele Danmark serves customers in Denmark through 3.3 million phone lines, 850,000 cellular phones, and 750,000 cable TV connections. Including its planned investment in Tele Danmark, Ameritech will be the largest U.S. investor in European telecommunications, with investments valued at more than $6 billion.

   o Expanded in the high-growth security monitoring business by acquiring the security monitoring assets of Republic Industries, Inc. and Rollins, Inc. With these transactions, SecurityLink from Ameritech now has more than 1 million customers and a presence in 92 of the United States' 100 largest metropolitan areas.

   o Continued expansion of americast(TM) enhanced cable television service, adding 11 new franchises in the quarter and 34 in the year. Ameritech now has 63 cable TV franchises covering more than 2.5 million people and offers its service in 40 communities in the Chicago, Detroit, Cleveland and Columbus metro areas.

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   o Announced plans for a public sale of its 24.95% stake in Telecom
     Corporation of New Zealand, which at current market prices is valued at more than $2 billion. The prospectus offering of shares is expected to take place in the first half of 1998, with proceeds to be used to fund North American and European growth initiatives.

     Reported fourth quarter 1997 results included several one-time items, which offset one another and resulted in no impact on net income.
Ameritech's reported fourth quarter earnings per share were 56 cents, compared with 52 cents in 1996, and reported earnings were $610 million, up from $570 million in 1996. Reported earnings per share for the year were $2.09 compared with $1.93 in 1996, and reported net income was $2.30 billion, up from $2.13 billion a year ago.

     Earnings per share figures provided in this release are basic, as defined by recent Financial Accounting Standards Board rules. Fourth quarter 1997 diluted earnings per share were 55 cents both before and after one-time items. Full-year 1997 diluted earnings per share were $2.12 before one-time items and $2.08 including the items.

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                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              Dollars in millions, except per share amounts)

                                          Three Months Ended
                                             December 31            %
                                        1997(1)(2)    1996(1)(3)  Change
Revenues                                 $4,147       $3,884      6.8%
Operating expenses                        3,263        3,020      8.0%
Operating income                            884          864      2.3%
Other income, net                           212          128     65.6%
Interest expense                            134          132      1.5%
Income before income taxes                  962          860     11.9%
Income taxes                                352          290     21.4%
Net income                               $  610       $  570      7.0%

Average common shares
   Outstanding  (000)                 1,095,800    1,099,414     (0.3)%

Basic earnings per common share           $0.56        $0.52      7.7%

Diluted earnings per common share         $0.55        $0.52      5.8%

Dividends declared per
   common share                           $0.30      $0.2825      6.2%

(1)Income before one-time items rose 10.5 percent to $610 million from $552 million in the fourth quarter of 1996. Basic earnings per share before one-time items grew 12.0 percent to $0.56 per share, up from $0.50 per share in the fourth quarter of 1996. See notes (2) and (3) for details of the one-time items reflected in 1997 and 1996.

(2)Results for the fourth quarter of 1997 include several one-time adjustments. (All impact Other income, net in the income statements above, except the litigation charge, which impacts Operating expenses):

   - a pretax charge of $69 million ($42 million after-tax, or $0.04 a share) resulting from the agreement to settle lawsuits related to our inside wire maintenance services;
   - a pretax gain of $42 million ($25 million after-tax, or $0.02 a share) resulting from the sale of our 14.3 percent share of Bell Communications Research (Bellcore);
   - a pretax gain of $43 million ($27 million after-tax, or $0.03 a share) resulting from the sale in an initial public offering of a portion of our stake in MATAV, the telecommunications provider in Hungary; and
   - a pretax charge of $16 million ($10 million after-tax, or $0.01 per share) for a currency-related fair-value adjustment in conjunction with our planned investment in Tele Danmark.

(3)Results for the fourth quarter of 1996 included an $18 million after-tax gain or $0.02 per share related to the sale of Ameritech's interest in Centertel, a cellular telephone company in Poland.

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                     CONSOLIDATED STATEMENTS OF INCOME
              (Dollars in millions, except per share amounts)

                                          Twelve Months Ended
                                              December 31           %
                                        1997 (1)(2)   1996 (1)(3) Change
Revenues                                $15,998       $14,917      7.2%
Operating expenses                       12,199        11,412      6.9%
Operating income                          3,799         3,505      8.4%
Other income, net                           390           326     19.6%
Interest expense                            505           514     (1.8)%
Income before income taxes                3,684         3,317     11.1%
Income taxes                              1,388         1,183     17.3%
Net income                              $ 2,296       $ 2,134      7.6%

Average common shares
   outstanding  (000)                 1,098,702     1,103,708     (0.5)%

Basic earnings per common share           $2.09         $1.93      8.3%

Diluted earnings per common share         $2.08         $1.92      8.3%

Dividends declared per
   common share                          $1.148        $1.078      6.5%

(1)Income before one-time items rose 10.9 percent to $2,346 million from $2,116 million in 1996. Basic earnings per share before one-time items grew 12.0 percent to $2.14 per share, up from $1.91 per share in 1996. See note (2) and (3) for details of the one-time items reflected in 1997 and 1996.
(2)Results for 1997 include several one-time adjustments. (All impact Other income, net in the income statements above, except the litigation charge, which impacts Operating expenses):

   - an after-tax charge of $87 million, or $0.08 a share, related to our share of the costs of a work force restructuring at Belgacom, the telecommunications provider in Belgium;
   - a pretax gain of $52 million ($37 million after-tax, or $0.03 a share) resulting from the sale of our 12.5 percent interest in Sky Network Television of New Zealand;
   - a pretax charge of $69 million ($42 million after-tax, or $0.04 a share) resulting from the agreement to settle lawsuits related to our inside wire maintenance services;
   - a pretax gain of $42 million ($25 million after-tax, or $0.02 a share) resulting from the sale of our 14.3 percent share of Bell Communications Research (Bellcore);
   - a pretax gain of $43 million ($27 million after-tax, or $0.03 a share) resulting from the sale in an initial public offering of a portion of our stake in MATAV, the telecommunications provider in Hungary; and
   - a pretax charge of $16 million ($10 million after-tax, or $0.01 per share) for a currency-related fair-value adjustment in conjunction with our planned investment in Tele Danmark.

(3)Results for 1996 included an $18 million after-tax gain or $0.02 per share related to the sale of Ameritech's interest in Centertel, a cellular telephone company in Poland.

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                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Dollars in millions)


                                                                Change
                                                                 from
                                      Dec. 31     Dec. 31       Dec. 31
                                        1997        1996          1996
ASSETS

Current assets                         $ 4,076     $ 3,799      $  277
Property, plant and equipment           13,873      13,507         366
Investments, primarily international     1,751       2,323        (572)
Other assets and deferred charges        5,639       4,078       1,561
Total assets                           $25,339     $23,707      $1,632


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year          $ 3,036     $ 3,155     $  (119)
Other current liabilities                4,205       3,677         528
Long-term debt                           4,610       4,437         173
Deferred credits and
   other long-term liabilities           5,180       4,751         429
Shareowners' equity                      8,308       7,687         621
Total liabilities and
   shareowners' equity                 $25,339     $23,707      $1,632


                   SELECTED FINANCIAL AND OPERATING DATA
                                (Unaudited)
                           (Dollars in millions)

                                        Dec. 31       Dec. 31       %
                                         1997          1996       Change
Debt ratio                                47.9%         49.7%     (3.6)%
Customer lines (000's)                  20,544        19,704       4.3%
Employees                               74,359        66,128      12.4%
Telephone company employees             51,283        50,210       2.1%
Customer lines per telephone
   company employee                        401           392       2.3%

Return on average
   equity - annualized    Qtr.            28.7%         29.9%     (4.0)%
                          YTD             28.5%         28.7%     (0.7)%
Return on average total
   capital - annualized   Qtr.            18.0%         17.7%      1.7%
                          YTD             18.1%         17.1%      5.8%

Construction activity     Qtr.             $822         $797       3.1%
                          YTD            $2,651       $2,476       7.1%


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                                 SIGNATURE

     Under the requirements of the Securities and Exchange Act of 1934, an authorized company official has signed this report on our behalf.


Dated: January 13, 1998

                                   Ameritech Corporation


                                   By: /s/ Bruce B. Howat
                                       Secretary